Securities and Exchange Commission

Washington, DC 20549

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Form 8-K

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Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2000

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                Vail Banks, Inc.

(Exact name of Registrant as Specified in Charter)

Colorado	000-25081	84-1250561
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

108 S. Frontage Road West, Suite 101 Vail, Colorado	81657
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:     (970) 476-2002

                         Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

            Vail Banks, Inc., Vail, Colorado (the "Company") announces that on July 14, 2000, its wholly-owned subsidiary, EBC Acquisition Corp. ("EBC"), a Colorado corporation, merged with and into Estes Bank Corporation, Estes Park, Colorado ("Estes"), a Colorado corporation, pursuant to the Agreement and Plan of Reorganization, dated as of March 21, 2000, by and between Estes, Jack G. Haselbush, Bradley D. Sishc, and the Company   (the "Agreement").

            Upon the consummation of the merger of EBC with and into Estes (the "Merger"), Estes became a wholly-owned subsidiary of the Company and each share of Estes stock ("Estes Stock") was automatically converted into the right to receive a pro rata portion of the merger consideration provided for in the Agreement (the "Merger Consideration"). The Merger Consideration consisted of $17,735,072 in cash and 337,917 shares of the Company's common stock, par value $1.00 per share ("Vail Stock"). The portion of the Merger Consideration payable with respect to each share of Estes Stock was $322 in cash and 6.143945 shares of Vail Stock, except that if a holder of Estes Stock would otherwise be entitled to receive a fractional share of Vail Stock, such holder will receive, in lieu of the fractional share, the cash value of such fractional share based on the closing price of $9.5625 for Vail Stock on July 14, 2000. The amount and form of the Merger Consideration was  determined  by  negotiation  among  the  parties  to  the  Agreement.

            Also on July 14, 2000, Estes was merged with and into the Company, and United Valley Bank ("UVB"), a wholly-owned subsidiary of Estes, was merged with and into WestStar Bank ("WestStar"), a wholly-owned subsidiary of the Company. The Company plans to operate the banking offices previously operated  by  UVB  as  branches  of  WestStar.

            The source of the funds used to pay the cash portion of the Merger Consideration was the capital of WestStar. The Merger was accounted for as a purchase.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a)       The financial statements of the Company required to be reported as a result of the transaction described in Item 2 will be filed as an amendment to this report as soon as practicable in accordance with Item 7(a)(4) of Form 8-K.

       (b)       The pro forma financial information required to be reported as a result of the transactions described in Item 2 will be filed as an amendment to this report as soon as practicable in accordance with Item 7(a)(4) of Form 8-K.

       (c)       Exhibits

       2.1(a)       Agreement and Plan of Reorganization, dated as of March 21, 2000, by and between Estes, Jack G. Haselbush, Bradley D. Sishc, and the Company (incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-4, SEC file number 333-38204, filed as of May 31, 2000, as amended).

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL BANKS, INC. (REGISTRANT) By: /s/ Lisa M. Dillon Name: Lisa M. Dillon Title: Vice Chairman

Dated:  July 27, 2000